Exhibit 10.1
1.RESTRICTED STOCK UNIT AGREEMENT
UNDER THE BROOKDALE SENIOR LIVING INC.
2024 OMNIBUS INCENTIVE PLAN
This Award Agreement, including the Addendum hereto (this “Agreement”), dated as of April 27, 2025 (the “Date of Grant”), is made by and between Brookdale Senior Living Inc., a Delaware corporation (the “Company”), and Denise W. Warren (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Brookdale Senior Living Inc. 2024 Omnibus Incentive Plan (as amended and/or restated from time to time, the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.
1.Grant of RSUs. The Company hereby grants to the Participant 158,730 restricted stock units (the “RSUs”) under the Plan, which shall be subject to all of the terms and conditions of this Agreement and the Plan.
2.Vesting.
(a)General. Subject to the provisions set forth below, the RSUs shall vest on the earlier of (i) April 27, 2026 or (ii) the start date of a new Chief Executive Officer of the Company (the “Vesting Date”).
(b)Following Termination of Employment. Except as otherwise provided in Section 2 of the Addendum, which is incorporated herein, upon termination of the Participant’s employment with the Company and its Subsidiaries and Affiliates for any reason, all unvested RSUs outstanding as of the date of such termination shall automatically and without notice terminate and be forfeited and neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs.
(c)Award Not Assumed Following Change in Control. Upon the occurrence of a Change in Control, if the outstanding RSUs are not assumed, continued or substituted with an award relating to a publicly-traded security of the acquirer (or the Company) on the same terms and conditions that were applicable to the outstanding RSUs immediately prior to the Change in Control, then all outstanding RSUs immediately prior to the Change in Control shall vest and be settled upon the consummation of the Change in Control.
3.Settlement of Restricted Stock Units. As soon as practicable following the Vesting Date (but in no event later than 30 days following the Vesting Date or such earlier time specified in this Agreement), the Company shall issue to the Participant the number of shares of Common Stock equal to the aggregate number of RSUs that have vested pursuant to this Agreement on such date and the Participant shall thereafter have all the rights of a stockholder of the Company with respect to such shares. Notwithstanding anything in this Agreement to the contrary, no fractional shares shall vest or be issuable under this Agreement, and any such fractional shares shall be rounded down to the next whole share; provided, that the Administrator may, in its sole discretion, provide a cash payment in lieu of any such fractional share.
4.Rights as a Stockholder. Section 4 of the Addendum is incorporated herein.
5.Adjustments. Pursuant to Section 5 of the Plan, in the event of a Change in Capitalization as described therein, the Administrator shall make such equitable changes or adjustments, as it deems necessary or appropriate, in its discretion, to the number and kind of securities or other property (including cash) issued or issuable in respect of outstanding RSUs.
6.Certain Changes. The Administrator may accelerate the vesting dates or otherwise adjust any of the terms of the RSUs; provided that, subject to Section 5 of the Plan and Section 11(c) of the Addendum to this Agreement, no action under this Section shall adversely affect the Participant’s rights hereunder.
7.Notices. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties, as follows: (i) if to the Company, at Brookdale Senior Living Inc., 105 Westwood Place, Suite 400, Brentwood, TN 37027, Facsimile: (615) 564-8204, Attn: General Counsel and (ii) if to the Participant, using the contact information on file with the Company. Either party hereto may change such party’s address for notices by notice duly given pursuant hereto. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any notice or other communications related to the RSUs, this Agreement or current or future participation in the Plan by electronic means. The Participant hereby consents to receive such notices and other communications by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company (including the Company’s stock plan service provider’s website).
8.Taxes. The Participant has reviewed with the Participant’s own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant acknowledges and agrees that the Participant is responsible for the tax consequences associated with the award and vesting of the RSUs.
9.Withholding. The provisions of Section 9 of the Addendum to this Agreement are incorporated herein.
10.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
11.Restrictive Covenants. The provisions of Section 11 of the Addendum to this Agreement are incorporated herein.
12.Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.
13.Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the RSUs and this Agreement shall be subject to all terms and conditions of the Plan.
14.Amendments; Construction. The Administrator may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without the Participant’s consent. Headings to Sections of this

Agreement are intended for convenience of reference only, are not part of this Agreement and shall have no effect on the interpretation hereof.
15.Survival of Terms. This Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors. The terms of Section 11 of the Addendum shall expressly survive the vesting and/or forfeiture of the RSUs and any expiration or termination of this Agreement.
16.Compliance with Stock Ownership and Retention Guidelines. The Participant hereby agrees to comply with the Company’s Stock Ownership and Retention Guidelines (as amended from time to time, the “Guidelines”), to the extent such Guidelines are applicable, or become applicable, to the Participant. The Participant further acknowledges that, if the Participant is not in compliance with such Guidelines (if applicable), the Administrator may refrain from issuing additional equity awards to the Participant and/or elect to pay the Participant’s annual bonus in the form of vested or unvested Common Stock.
17.Agreement Not a Contract for Services. Neither the Plan, the granting of the RSUs, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue to provide Services as an officer, director, employee, consultant or advisor of the Company or any Subsidiary or Affiliate for any period of time or at any specific rate of compensation.
18.Restrictions. The RSUs may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Participant, and any shares of Common Stock issuable with respect to the RSUs may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until such shares of Common Stock have been issued to the Participant upon vesting of the RSUs in accordance with the terms of the Plan and this Agreement. Unless the Administrator determines otherwise, upon any attempt to transfer RSUs or any rights in respect of RSUs before the lapse of such restrictions, such RSUs, and all of the rights related thereto, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.
19.Authority of the Administrator. The Administrator shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.
20.Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provision or provisions in any other jurisdiction.
21.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the

Plan and this Agreement, and accepts the RSUs subject to all the terms and conditions of the Plan and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement. By the Participant’s electronically accepting the award of the RSUs using an online or electronic system established and maintained by the Company or a third party designated by the Company (including the Company’s stock plan service provider’s website), the Participant agrees to be bound by the terms and conditions of the Plan and this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The Participant’s electronic acceptance of the award of the RSUs shall have the same validity and effect as a signature affixed to this Agreement by the Participant’s hand. The Participant understands their participation in the terms of the Plan and this Agreement through acceptance of RSUs is entirely voluntary, and is not a term and/or condition of Service but is instead an award granted on a discretionary basis to align the Participant's interests with those of the Company's stockholders and is an award that the Participant is free to decline at the Participant’s discretion.
22.Limitation on Rights; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the RSUs contemplated hereunder, the Participant expressly acknowledges that (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the grant of RSUs is exceptional, voluntary, and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past; (c) all determinations with respect to future grants of RSUs, if any, including the date of grant, the number of units granted and the applicable vesting terms, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; and (e) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, the Participant understands, acknowledges and agrees that the Participant will have no rights to compensation or damages related to RSU proceeds in consequence of the termination of the Participant’s Service for any reason whatsoever and whether or not in breach of contract, other than as set forth in the Plan or in this Agreement.
23.Section 409A. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the RSUs are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code. Notwithstanding anything to the contrary in this Agreement or an accompanying election form executed by the Participant, if (i) on the date of the Participant’s Separation from Service with the Company the Participant is a “specified employee” (as such term is defined under Section 1.409A-1(i) of the Treasury Regulations promulgated under Section 409A of the Code) of the Company and (ii) any payments to be provided to the Participant pursuant to this Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code, or any other taxes or penalties imposed under Section 409A of the Code if provided at the time otherwise required under this Agreement, then such payments shall be delayed until the date that is six months after the date of the Participant’s separation from service from the Company, or if earlier, his or her death. Any payments delayed pursuant to this paragraph shall be made in a lump sum on the first day of the seventh month following the Participant’s separation from service, or if earlier, the Participant’s death. Each payment upon settlement of RSUs (and any related dividend or related dividend equivalent rights) constitutes a “separate payment” for purposes of Section 409A of the Code. Notwithstanding any other provision of this Agreement, if and to the extent that any payment under this Agreement constitutes non-qualified deferred compensation under Section 409A of the Code, and is payable upon (i) the Participant’s termination of Service, then such payment shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A of the Code, or (ii) a Change in Control, then such payment shall be made or provided to the Participant only upon a “change in the ownership”, a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the applicable corporation as defined for purposes of Section 409A of the Code.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

BROOKDALE SENIOR LIVING INC.

By:    /s/ Chad C. White
Name:     Chad C. White
Title:     Executive Vice President, General Counsel
     and Secretary

PARTICIPANT

/s/ Denise W. Warren
Denise W. Warren

ADDENDUM TO
RESTRICTED STOCK UNIT AGREEMENT
UNDER THE BROOKDALE SENIOR LIVING INC.
2024 OMNIBUS INCENTIVE PLAN
Section 2:
Notwithstanding Section 2(c) or anything in the Agreement to the contrary:
(i)    In the event that the Participant’s employment is terminated (other than as described in subparagraph (ii)) (A) by death or (B) due to Disability, the RSUs shall vest effective upon the date of such termination and be settled within 30 days following such termination.
(ii)    In the event that the Participant’s employment is terminated by the Company (or its successor) and its Subsidiaries and Affiliates without Cause on or after the effective date of a Change in Control but prior to twelve (12) months following such Change in Control, then any unvested RSUs outstanding upon the date of such termination shall vest effective upon the date of such termination and be settled within 30 days following such termination.
Section 4:
The Participant shall have no voting rights with respect to RSUs outstanding on any applicable record date. Any ordinary or extraordinary cash or stock dividend that may be declared and paid on the Common Stock with a record date on or after the Date of Grant and prior to the settlement date of the RSUs shall be deposited (in the same form as was payable to the holders of Common Stock) in an account and be paid upon, and subject to, the vesting and settlement of the RSUs. For the avoidance of doubt, the Participant shall not be entitled to payment of dividends or dividend equivalents with respect to an RSU unless and until the vesting and settlement of such RSU in accordance with this Agreement, and all such dividends or dividend equivalents with respect to any RSU shall forfeit upon the forfeiture of such RSU.
Section 9:
Delivery of shares of Common Stock is conditioned upon the Participant’s making arrangements satisfactory to the Administrator regarding payment of income and employment tax withholding requirements as set forth in Section 15 of the Plan; provided, however, that the Participant may elect, without the consent of the Company, to have the Company withhold from delivery of shares of Common Stock issuable upon the settlement of the RSUs such number of shares of Common Stock having a Fair Market Value not exceeding the applicable taxes to be withheld and applied to the tax obligations of the Participant as determined by the Company. In making its determination, the Company may calculate such amount by taking into account applicable withholding rates not exceeding the maximum individual statutory tax rates in the Participant’s applicable jurisdictions.

Section 11: Commitment to Avoid Detrimental Activities.
The Participant understands the Company has developed, and is continuing to develop, substantial relationships with actual and prospective officers, directors, employees, consultants, agents, customers, residents, patients, referral sources, clients, vendors, suppliers, investors, and equity and financing sources, associate and customer goodwill, and confidential and proprietary business information and trade secrets, which the Company and its Subsidiaries and Affiliates have the right to protect in order to safeguard their legitimate business interests. Any misappropriation of such relationships or goodwill, or any improper disclosure or use of the Company’s and its Subsidiaries’ and Affiliates’ confidential and proprietary business information and trade secrets would be highly detrimental to their business interests in that serious and substantial loss of business and pecuniary damages would result therefrom. The Participant also acknowledges and recognizes that an important purpose of this Agreement is to align the interests of the Participant with those of the Company’s stockholders and to ensure that the Participant does not engage in activity detrimental to the interests of the Company’s stockholders if the Participant is going to be allowed the opportunity to participate in the financial rewards that result from the RSUs and their relationship to the value of equity participation in the Company. In addition, the Participant acknowledges that an ancillary purpose consistent with protecting the interests of the stockholders arises with respect to the Participant because during the period of the Participant’s employment with the Company or any Subsidiary or Affiliate, the Participant shall have access to the Company’s Confidential Information (as defined below) and will meet and develop such relationships and goodwill. The Participant accordingly agrees to comply with the provisions of this Section 11 as a condition of receipt and retention of the RSUs provided for in this Agreement and their beneficial value. Nothing contained in this Section 11 shall limit any common law or statutory obligation that the Participant may have to the Company or any Subsidiary or Affiliate. For purposes of this Section 11, the “Company” refers to the Company and any incorporated or unincorporated affiliates of the Company, including any entity which becomes the Participant’s employer as a result of any reorganization or restructuring of the Company for any reason. The Company shall be entitled, in connection with its tax planning or other reasons, to terminate the Participant’s employment (which termination shall not be considered a termination for any purposes of this Agreement, any employment agreement, or otherwise) in connection with an invitation from another affiliate of the Company to accept employment with such affiliate in which case the terms and conditions hereof shall apply to the Participant’s employment relationship with such entity mutatis mutandis.
    (a)    Confidentiality. All books of account, records, systems, correspondence, documents, memoranda, manuals, email, electronic or magnetic recordings or data and any and all other data, or compilations of such data or information, in whatever form and any copies thereof, concerning or containing any reference to the works and business of the Company or any Subsidiary or Affiliate shall belong to the Company and shall be given up to the Company whenever the Company requires the Participant to do so, other than documents pertaining to the Participant’s individual compensation (such as pay stubs and benefit plan booklets). The Participant agrees that the Participant shall not at any time during the term of the Participant’s employment with the Company or any Subsidiary or Affiliate, or at any time thereafter, without the Company’s prior written consent, disclose to any individual, person or entity any Confidential Information, nor will the Participant use, store, transmit, upload, copy, or download any Confidential Information, except as necessary in the performance of their job duties for the Company.
“Confidential Information” means any item or compilation of information or data, in whatever form (tangible or intangible), related to the Company’s business that the Participant acquires or gains access to in the course of their employment with the Company that the Company has not authorized public disclosure of, and that is not readily available to the public or persons outside the Company through proper means. By way of example and not limitation, Confidential Information is understood to include: (1) any financing strategies and practices, pricing strategies, structures and methods, underlying pricing-related variables such as costs, volume discounting options, and profit margins; training and operational procedures, advertising, marketing, and sales information or methodologies or financial information, business forecasts and expansion plans; (2) information relating to the Company’s or any Subsidiary’s or Affiliate’s or any of their customers’, referral sources’ or clients’ practices, businesses, procedures, systems, plans or policies, client lists, or prospective client lists; (3) information relating to residents or patients and their contract terms; and (4) associate/personnel data, including contact information. Confidential Information shall be understood to include any and all Company trade secrets (as defined under applicable state or federal law), but an item need not be a trade secret to qualify as Confidential Information. An item of Confidential Information will ordinarily constitute a trade secret under state or federal law if (a) it derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) it is the subject of efforts that are reasonable under the circumstances (or under federal law, using reasonable measures) to maintain its secrecy. Something is not acquired through proper means if acquired through theft, bribery, misrepresentation, breach or inducement of a breach of a duty to maintain secrecy by contract or otherwise, or espionage through electronic or other means. For purpose of clarity, it shall still be a violation of this Agreement for a non-management employee to wrongfully compete by sharing Confidential Information, which was obtained through the course of employment with the Company, with a competitor about other employees’ compensation and benefits for purposes of assisting such competitor in soliciting Company employees.
The Participant hereby confirms that all Confidential Information constitutes the Company’s exclusive property, and that all of the restrictions on the Participant’s activities contained in this Agreement and such other nondisclosure policies of the Company are required for the Company’s reasonable protection. Confidential Information shall not include any information that has otherwise been disclosed to the public not in violation of this Agreement. This confidentiality provision shall survive the termination of this Agreement and shall not be limited by any other confidentiality agreements entered into with the Company or any Subsidiary or Affiliate. Notwithstanding the foregoing, nothing in this Agreement (or any other Company policy or contract to which the Participant is or was subject) shall be construed to prohibit the Participant from communicating with any federal, state or local governmental agency or commission with oversight of the Company without notice to the Company, as provided for, protected under or warranted by applicable law. Further, the restrictions provided for in this

Section 11(a) shall not be construed to prohibit the use of general knowledge and experience customarily relied upon in the Participant’s trade or profession that is not specific to the particular business matters of the Company (such as its business transactions, customers, residents, clients, or employees).

With respect to any Confidential Information that constitutes a “trade secret” pursuant to applicable law, the restrictions described above shall remain in force for so long as the particular information remains a trade secret or for the two (2) year period immediately following termination of the Participant’s employment for any reason, whichever is longer. With respect to any Confidential Information that does not constitute a “trade secret” pursuant to applicable law, the restrictions described above shall remain in force during the Participant’s employment and for the two (2) year period immediately following termination of such employment for any reason. Nothing in the foregoing shall be construed to permit the Participant to recreate records of Confidential Information from memory or retain copies of Confidential Information in any form after their employment or engagement with the Company ends. The Participant understands that they should have no records of this kind in their possession or control with which to refresh their memory after the Participant’s employment with the Company or any Subsidiary or Affiliate ends.

The Participant agrees that the Participant shall promptly disclose to the Company in writing all information and inventions generated, conceived or first reduced to practice by the Participant alone or in conjunction with others, during or after working hours, while in the employ of the Company or any Subsidiary or Affiliate (all of which is collectively referred to in this Agreement as “Proprietary Information”); provided, however, that such Proprietary Information shall not include (a) any information that has otherwise been disclosed to the public not in violation of this Agreement and (b) general business knowledge and work skills of the Participant, even if developed or improved by the Participant while in the employ of the Company or any Subsidiary of Affiliate. All such Proprietary Information shall be the exclusive property of the Company and is hereby assigned by the Participant to the Company. The Participant’s obligation relative to the disclosure to the Company of such Proprietary Information anticipated in this Section 11(a) shall continue beyond the Participant’s termination of employment and the Participant shall, at the Company’s expense, give the Company all assistance it reasonably requires to perfect, protect and use its right to the Proprietary Information.

DTSA Notice: The Defend Trade Secrets Act of 2016 (DTSA) provides that no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public. It also provides that an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret except as permitted by court order.

(b)    Enforcement.

(1)    The Participant acknowledges that compliance with all provisions, covenants and agreements set forth in this Agreement, and the duration, terms and geographical area thereof, are reasonable and necessary to protect the legitimate business interests of the Company and its Subsidiaries and Affiliates.

(2)    The Participant acknowledges that a breach of the Participant’s obligations under this Section 11 may result in irreparable and continuing damage to the Company and/or its Subsidiaries and Affiliates for which there is no adequate remedy at law.

(3)    The Participant acknowledges that the Participant’s education, experience and/or abilities are such that the enforcement of the restrictive covenants in this Agreement will not prevent the Participant from earning a living and will not cause any undue hardship upon the Participant. Further, the Participant acknowledges that the equity they receive under this Agreement is mutually agreed upon consideration that is adequate and sufficient to make the covenants in Section 11 immediately binding and enforceable against them.

(4)    In the event of the violation by the Participant of any of the covenants contained in Section 11 the terms of each such covenant so violated shall be automatically extended from the date on which the Participant permanently ceases such violation for a period equal to the period in which the Participant was in breach of the covenant or for a period of twelve (12) months from the date of the entry by a court of competent jurisdiction of an order or judgment enforcing such covenant(s), whichever period is later.

(5)    Each of the restrictive covenants contained in this Agreement is independent of any other contractual obligations of this Agreement or otherwise owed by the Participant to the Company and/or its Subsidiaries and Affiliates. Further, should the Participant be subject to an agreement with the Company containing confidentiality provisions, the covenants in this Agreement shall supplement (rather than supersede) the covenants in such other agreements (“Other Covenants”), and the Other Covenants shall remain in full force and effect. The existence of any claim or cause of action by the Participant against the Company and/or its Subsidiaries or Affiliates, whether based on this Agreement or otherwise, shall not create a defense to the enforcement by the Company and/or its Subsidiaries and Affiliates of any restrictive covenant contained in this Agreement.
(6)    The Participant received a copy of this Agreement at least fourteen (14) days in advance of the date the Participant was expected to sign it. The Participant understands that the Company has advised them to use this time to consult with an attorney regarding this Agreement and that the Participant has a right to do so.
(7)    Protected Conduct. Nothing in this Agreement prohibits the Participant from: (i) opposing an event or conduct that the Participant reasonably believes is a violation of law, including criminal conduct, discrimination, harassment, retaliation, a safety or health violation, or other unlawful employment practices (whether in the workplace or at a work-related event); or (ii) disclosing sexual assault or sexual harassment (in the workplace, at work-related events, between employees, or between an employer and an employee or otherwise); or (iii) reporting such an event or conduct to the Participant’s attorney, law enforcement, or the relevant law-enforcement agency (such as the Securities and Exchange Commission, Department of Labor, Occupational Safety and Health Administration, Equal Employment Opportunity Commission, or any equivalent state or local government agencies); or (iv) making any truthful statements or disclosures required by law or otherwise cooperating in an investigation conducted by any government agency (collectively referred to as “Protected Conduct”). Further, nothing requires notice to or approval from the Company before engaging in such Protected Conduct.
    (c)    Remedies.

(1)    It is intended that, in view of the nature of the Company’s and its Subsidiaries’ and Affiliates’ business, the restrictions contained in this Agreement are considered reasonable and necessary to protect the Company’s and its Subsidiaries’ and Affiliates’ legitimate business interests and that any violation of these restrictions would result in irreparable injury to the Company and/or its Subsidiaries and Affiliates. In the event of a breach (a “Covenant Breach”) or threatened breach by the Participant of any provision contained herein, the Company and its Subsidiaries and Affiliates may seek a temporary restraining order and injunctive relief without the posting of a bond. Nothing contained herein shall be construed as prohibiting the Company or its Subsidiaries or Affiliates from pursuing any other legal or equitable remedies available to it or them for any breach or threatened breach of these provisions, including, without limitation, recoupment and other remedies specified in the Agreement. In the event of a dispute regarding, arising out of, or in connection with the breach, enforcement or interpretation of this Agreement, including, without limitation, any action seeking injunctive relief, and provided that the Company is the prevailing party, the Company shall recover from the Participant all reasonable attorneys’ fees and costs incurred by the Company in connection therewith (“Attorneys’ Fees Remedy”). If under applicable law, the foregoing cannot be enforced without also giving the Participant the right to recover attorneys’ fees and costs if deemed the prevailing party, then the foregoing sentence shall not apply and both parties shall bear their own attorney’s fees and costs instead. The Company shall be deemed the prevailing party if it is awarded any part of the legal or equitable relief it seeks, irrespective of whether some of the relief it seeks is denied or modified.

(2)    In the event of a Covenant Breach, the Company shall have the authority to (i) cancel all outstanding RSUs, whether vested or unvested; (ii) cancel all shares of Common Stock beneficially owned by the Participant that were issued in settlement of RSUs within 12 months on or prior, or at any time after, the date of the Participant’s termination of employment (“Cancellable Shares”); and (iii) recoup from the Participant any proceeds from the Participant’s sale, transfer or other disposition of Cancellable Shares. The Company is hereby authorized by the Participant, as the Participant’s attorney-in-fact, to execute all documents and undertake any required action on behalf of the Participant to transfer any Cancellable Shares back to the Company, after which the Participant shall not have any right, title, or interest of any kind to the Cancellable Shares. The Participant acknowledges and agrees that the Company has no obligation of any kind to the Participant with respect to the cancellation of RSUs or the

Cancellable Shares, or the recoupment of proceeds from the disposition of Cancellable Shares, pursuant to this Section, including, but not limited to, reimbursement for any taxes previously paid by the Participant with respect to Cancellable Shares. This remedy shall be in addition to all other remedies, including those set forth in this Agreement and any other agreements between the parties.

(d)    Company Intellectual Property. The Participant recognizes that all Works conceived, created, or reduced to practice by the Participant, alone or jointly with others, during the Participant’s employment related to the business of owning, operating, or managing senior living facilities or providing private duty healthcare or other services to patients or customers shall to the fullest extent permissible by law be considered the Company’s sole and exclusive property and “works made for hire” as defined in the U.S. Copyright Laws for purposes of United States law and the law of any other country adhering to the “works made for hire” or similar notion or doctrine, and will be considered the Company’s property from the moment of creation or conception forward for all purposes without the need for any further action or agreement by the Participant or the Company. If any such Works or portions thereof shall not be legally qualified as a works made for hire in the United States or elsewhere, or shall subsequently be held to not be a work made for hire or not the exclusive property of the Company, the Participant hereby assigns to the Company all of the Participant’s rights, title and interest, past, present, and future, to such Works. The Participant will not engage in any unauthorized publication or use of such Company Works, nor will the Participant use same to compete with or otherwise cause damage to the business interests of the Company. “Works” mean original works of authorship, including, but not limited to: literary works (including all written material), mask works, computer programs, formulas, tests, notes, data compilations, databases, artistic and graphic works (including designs, graphs, drawings, blueprints, and other works), recordings, models, photographs, slides, motion pictures, and audio visual works; whether copyrightable or not, and regardless of the form or manner in which documented or recorded.